Exhibit 4
THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES ACT OF ANY STATE. THIS WARRANT MAY NOT BE OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THIS WARRANT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND SUCH STATE OR OTHER LAWS AS MAY BE APPLICABLE, OR RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.
USD ENERGY CORP.
Incorporated Under the Laws of the State of Nevada
STOCK PURCHASE WARRANT

Warrant No. WF-_	Original Issue Date: December 20, 2010
THIS CERTIFIES THAT, for value received, GLOBAL INVESTMENT I, LLC, or its assigns (the “Holder”), is entitled to subscribe for and purchase during the period specified in Section 1 hereof 7,000,000 fully paid and non-assessable shares of Common Stock, $.001 par value (“Common Stock”), of USD ENERGY CORP., a Nevada corporation (the “Company”), at a per share price equal to the Warrant Price, subject to the provisions and upon the terms and conditions hereinafter set forth. Capitalized terms used herein, but not otherwise defined, shall have meanings provided in Section 10 of this Warrant.
1. Duration. The right to subscribe for and purchase shares of Common Stock represented hereby shall commence on the applicable Vesting Dates specified herein, and shall expire at 5:00 p.m., Chicago time, on the tenth anniversary of the Original Issue Date specified above (the “Expiration Date”); provided, further, that if the Expiration Date would otherwise occur on a day on which banking institutions are required or authorized by law to close in Chicago, Illinois (a “Bank Holiday”), then the Expiration Date shall be the next succeeding day which shall not be a Bank Holiday. From and after the Expiration Date, this Warrant shall be null, void and of no further force or effect.
2. Vesting Dates. The Warrant shall become exercisable to purchase the shares of Common Stock subject hereto upon achievement of the vesting milestones set forth on Schedule A (the date on which any such vesting milestone is achieved being referred to as the “Vesting Date” with respect to the shares of Common Stock subject to this Warrant which become purchasable on such date). Notwithstanding the foregoing, upon the earlier of (x) the date upon Company sells equity securities (including convertible notes, warrants and other securities which are convertible into or exchangeable for equity securities of the Company) (“Equity Securities”) which causes the aggregate amount of gross cash proceeds for sales of Equity Securities after the date hereof to equal or exceed $40,000,000 and (y) immediately prior to the consummation of a Change of Control Transaction (as defined below), this Warrant shall become fully exercisable, and such date shall constitute the Vesting Date with respect to all portions of the shares issuable upon the exercise of this Warrant which had not previously become vested.

3. Method of Exercise; Payment; Issuance of New Warrant.
(a) The holder hereof may exercise this Warrant, in whole or in part, at the times and subject to the conditions set forth in Section 1 hereof, by the surrender of this Warrant (with the subscription form attached hereto duly executed) at the principal office of the Company, together with payment in the aggregate amount equal to the Warrant Price multiplied by the number of shares of Common Stock being purchased. At the option of Holder, payment of the Warrant Price may be made either by (i) in cash, by wire transfer of immediately available United States federal funds or by bank certified, treasurer’s or cashier’s check payable to the order of the Company, (ii) by cashless exercise in accordance with Section 2(b), or (iii) by any combination of the foregoing methods.
(b) In lieu of cash exercising this Warrant, the Holder may elect to receive shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to the holder hereof a number of shares of Common Stock computed using the following formula:

Y (A - B)
X =	A
Where
X —	The number of shares of Common Stock to be received upon such cashless exercise of this Warrant pursuant to this Section 3(b).

Y —
The total number of shares for which this Warrant is exercised pursuant to such cashless exercise (which in no event shall exceed the number of shares as to which the Vesting Date has occurred on or prior to the date of such exercise).

A —	The Market Value (as defined below) of one share of Common Stock.

B —	The Exercise Price (as adjusted to the date of such calculations).
Any reference in this Warrant to “exercise” of this Warrant, and the use of the term “exercise” herein, shall be deemed to include, without limitation, any cashless exercise pursuant to this Section 3(b).
(c) In the event of any exercise of the rights represented by this Warrant in accordance with Section 3(a), (i) stock certificates for the shares of Common Stock so purchased shall be delivered to the Holder, and, in the event the Warrant has not been exercised in full, a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised shall also be delivered to the Holder, and (ii) stock certificates for the shares of Common Stock so purchased shall be dated the date of exercise of this Warrant (with the required payment of the aggregate Warrant Price unless payable by cashless exercise pursuant to Section 3(b)), and the Holder exercising this Warrant shall be deemed for all purposes to be the holder of the shares of Common Stock so purchased as of the date of such exercise (with the required payment of the aggregate Warrant Price unless payable by cashless exercise in accordance with Section 3(b)). Such stock certificates (and new Warrant, if applicable) shall be delivered to the holder hereof within a reasonable time, not exceeding five Business Days, after this Warrant shall have been so exercised. Each stock certificate so delivered shall be in such denominations as may be requested by the Holder and shall be registered in the name of the Holder or such other name (upon compliance with the transfer requirements hereinafter set forth) as shall be designated by said Holder. The Company shall pay all taxes and other expenses and charges payable in connection with the preparation, execution and delivery of stock certificates (and new Warrants, if applicable) pursuant to this paragraph, except that, in case such stock certificates shall be registered in a name or names other than the Holder or its nominee, funds sufficient to pay all stock transfer taxes which shall be payable in connection with the execution and delivery of such stock certificates shall be paid by the Holder to the Company at the time of the exercise of this Warrant.

(d) Notwithstanding any other provision hereof, if any exercise of any portion of a Warrant is made in connection with a registered public offering or the sale of the Company (regardless of how structured), such exercise may be conditioned, at the election of the Holder, upon the consummation of such public offering or sale of the Company, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction.
(e) If a fractional share of Common Stock would be issuable upon exercise of this Warrant, the Company shall, as soon as reasonably practicable after the date of exercise, deliver to the Holder a check payable to the Holder, in lieu of such fractional share, in an amount equal to the Market Value of such fractional share of Common Stock.
4. Adjustment of Warrant Price and Number of Shares.
(a) The Warrant Price and the number of shares of Common Stock purchasable upon the exercise of this Warrant (and the number of shares which become exercisable on any Vesting Date) shall be subject to adjustment from time to time upon the happening of certain events occurring after the original issuance date, as follows:
(i) Reclassification, Consolidation or Merger. In case of any reclassification or change of outstanding Common Stock issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another Company (other than a merger with another corporation in which the Company is the surviving corporation and which does not result in any reclassification or change other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of outstanding Common Stock issuable upon such conversion) the rights of the holders of this Warrant shall be adjusted in the manner described below:
(1) In the event that the Company is the surviving corporation, the Warrant shall, without payment of additional consideration therefor, be deemed modified so as to provide that upon exercise thereof the holder of this Warrant shall procure, in lieu of each share of Common Stock theretofore issuable upon such exercise, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change, consolidation or merger by the holder of each share of Common Stock issuable upon such exercise had exercise occurred immediately prior to such reclassification, change, consolidation or merger. This Warrant (as adjusted) shall be deemed to provide for further adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4. The provisions of this clause (1) shall similarly apply to successive reclassifications, changes, consolidations and mergers.

(2) In the event that the Company is not the surviving entity, the surviving entity shall, without payment of any additional consideration therefor, issue new Warrants, providing that upon exercise thereof the holder thereof shall procure in lieu of each share of Common Stock theretofore issuable upon exercise of this Warrant the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change, consolidation or merger by the holder of each share of Common Stock issuable upon exercise of this Warrant had such exercise occurred immediately prior to such reclassification, change, consolidation or merger. Such new Warrants shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4. The provisions of this clause (2) shall similarly apply to successive reclassifications, changes, consolidations and mergers. The Company shall not enter into any transaction subject to the provisions of this Section 4(a)(i)(2) unless the surviving entity in such transaction agrees in writing to issue new Warrants in accordance with the terms and conditions of this Section 4(a)(i)(2) and comply with the terms and conditions of such new Warrants.
(ii) Subdivision or Combination of Shares. If the Company, at any time while any of this Warrant is outstanding, shall subdivide or combine its Common Stock, the Warrant Price shall be proportionately reduced, in case of subdivision of shares, as of the effective date of such subdivision, or shall be proportionately increased, in the case of combination of shares, as of the effective date of such combination. In the event that a record date is set with respect to any such subdivision, and this Warrant is exercised after such record date but prior to the effective date of such subdivision, upon the effectiveness of such subdivision, the Company shall issue the Holder additional shares of Common Stock as if the Common Stock issued upon such exercise of the Warrant were outstanding on the record date with respect to such subdivision, without the payment of any additional consideration.
(iii) Certain Dividends and Distributions. If the Company, at any time while any of this Warrant is outstanding, shall:
(1) Stock Dividends. Pay a dividend payable in, or make any other distribution of Common Stock, the Warrant Price shall be adjusted, as of the date such payment or dividend or other distribution, to that price determined by multiplying the Warrant Price by a fraction (1) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution and (2) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution (plus in the event that the Company paid cash for fractional shares, the number of additional shares which would have been outstanding had the Company issued such fractional shares in connection with such dividend or distribution); provided that in the event that a record date is set with respect to any such dividend and distribution, and this Warrant is exercised after such record date but prior to the payment or other distribution of such dividend or other distribution, upon such payment or other distribution, the Company shall issue the Holder additional shares of Common Stock as if the Common Stock issued upon such exercise of the Warrant were outstanding on the record date with respect to such dividend or other distribution, without the payment of any additional consideration; or

(2) Liquidating Dividends, etc. Make a distribution of its property to the holders of its Common Stock as a dividend in liquidation or partial liquidation or by way of return of capital or other than as a dividend payable out of funds legally available for dividends under the laws of the State of Delaware, the holders of this Warrant shall, upon exercise hereof, be entitled to receive, in addition to the number of shares of Common Stock receivable hereupon, and without payment of any consideration therefor, a sum equal to the amount of such property as would have been payable to them as owners of that number of shares of Common Stock of the Company receivable upon such exercise, had they been the holders of record of such Common Stock on the record date for such distribution; and an appropriate provision therefor shall be made a part of any such distribution.
(3) Purchase Rights. If at any time the Company grants, issues or sells any options, warrants, convertible securities or other rights to purchase stock, warrants, options, securities or other property pro rata to the record holders of Common Stock (the “Purchase Rights”), then the Holder of this Warrant shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.
(iv) Adjustment of Number of Shares. Upon each adjustment in the Warrant Price pursuant to any provision of this Section 4(a), the number of shares of Common Stock issuable upon exercise hereof shall be adjusted, to the nearest one hundredth of a whole share, to the product obtained by multiplying the number of shares issuable upon exercise hereof immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.
(b) Notice of Adjustments. Whenever any Warrant Price shall be adjusted pursuant to Section 4 hereof, the Company shall make a certificate signed by its President or a Vice President and by its Treasurer, Assistant Treasurer, Secretary or Assistant Secretary, setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board made any determination hereunder), and the Warrant Price after giving effect to such adjustment, and shall cause copies of such certificate to be delivered (by first-class mail, postage prepaid) or facsimile to the holder of this Warrant at its address or facsimile number shown on the books of the Company. The Company shall make such certificate and deliver it to each Holder promptly after each adjustment.

(c) Default in Obligations Regarding Par Value. If the Company shall default in its obligation pursuant to the last sentence of Section 4(a) hereof such that the par value per share of Common Stock would be greater than the Warrant Price that, absent the limitation contained in the last sentence of Section 4(a), would have been in effect pursuant to this Section 4, then the Warrant Price shall be an amount equal to the par value per share of Common Stock but the number of shares the holder of this Warrant shall be entitled to purchase shall be such greater number of shares of Common Stock as would have resulted from the Warrant Price that, absent the limitation contained in the last sentence of Section 4(a), would have been in effect pursuant to this Section 4. The foregoing adjustment shall not constitute a waiver of any claim arising against the Company by reason of its default under the agreement contained in the last sentence of Section 5(a) of this Warrant.
5. Covenants.
(a) The Company covenants and agrees that all shares of Common Stock issued upon exercise of this Warrant will, upon issuance, be fully paid and nonassessable and free from preemptive rights and any liens and charges with respect to the issuance thereof. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of Common to provide for the exercise in full of such purchase rights (including any and all shares as to which the right to acquire such shares has not been forfeited pursuant to Section 1 hereof). Furthermore, and without limiting the generality of the foregoing, the Company covenants and agrees that it will from time to time take all such action as may be required to assure that the par value per share of Common Stock is at all times equal to or less than the effective Warrant Price.
(b) The Company agrees that it shall not close its books against the transfer of this Warrant or of any shares of Common Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.
(c) The Company shall cooperate with the Holder if the Holder is required to make any governmental filings or obtain any governmental approvals prior to, or in connection with, the exercise of Warrants (including making any filings required to be made by the Company). The Company shall take all such actions as may be reasonably necessary to ensure that all shares of Common Stock issuable upon exercise of the Warrants may be issued in accordance with the terms and conditions of the Warrants without violation of any applicable law or regulation of any governmental entity or self regulatory organization or any requirement of any securities exchange or trading system on which the shares of Common Stock are listed or eligible for trading (except for official notice of issuance, which (to the extent required) shall be delivered immediately by the Company upon each such issuance).
(d) If the any securities issuable upon exercise of this Warrant are then convertible into or exchangeable for any other stock or securities of the Company (“Other Securities”), the Company shall, at the Holder’s option and upon exercise of this Warrant by the Holder as provided herein, together with any notice, statement or payment required to effect such conversion or exchange, deliver to the Holder (or such other Person specified by such Holder) a certificate or certificates representing the Other Securities into which the securities issuable upon such exercise of this Warrant are convertible or exchangeable, registered in such name or names and in such denomination or denominations as the Holder has specified.

(e) The Company shall not by any action, including, without limitation, amending its charter documents or through any reorganization, reclassification, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or other similar voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder against impairment. Without limiting the foregoing, the Company shall take all action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the exercise of this Warrant, free and clear of all mortgages, pledges, hypothecations, claims, charges, security interests, encumbrances, adverse claims, options, liens, put or call rights, rights of first offer or refusal, proxies, voting rights or other restrictions or limitations of any nature whatsoever (collectively, “Liens”), other than Liens created by the actions of the Holder.
(f) The Company shall provide each Holder with not less than 10 days prior written notice in the event that the Company closes its books or sets a record date (i) with respect to either a dividend or distribution upon the Common Stock or a subscription offer to the holders of Common Stock or (ii) for determining rights to vote with respect to any merger, consolidation, reorganization, restructuring or similar transaction (including, without limitation, the dissolution or liquidation of the Company). The Company shall also provide the Holder not less than 20 days prior written notice of the consummation of any such transaction.
(g) The Holder shall be entitled to the registration rights set forth in Schedule B.
5. Transfer and Exchange.
(a) The Holder of this Warrant, by the acceptance hereof, represents that it is acquiring this Warrant, and upon exercise hereof will acquire the Warrant and the shares of Common Stock issuable upon exercise hereof (collectively, including this Warrant, the “Warrant Securities”), for its own account and not with a view towards, or for resale in connection with, the public sale or distribution of the Warrant Securities, except pursuant to sales registered or exempted under the Securities Act. The Holder further represents, by acceptance hereof, that, as of this date, such Holder is an “accredited investor” as such term is defined in Rule 501(a)(3) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act (an “Accredited Investor”). The delivery of this Warrant for exercise shall constitute confirmation at such time by the Holder of the representations concerning the Warrant Securities set forth in the first two sentences of this Section 5(b), unless contemporaneous with the delivery of this Warrant for exercise, the Holder notifies the Company in writing that it is not making such representations (a “Representation Notice”). If the Holder delivers a Representation Notice in connection with an exercise, it shall be a condition to such Holder’s exercise of this Warrant and the Company’s obligations set forth in Section 2 in connection with such exercise, that the Company receive such other representations as the Company considers reasonably necessary to assure the Company that the issuance of its securities upon exercise of this Warrant shall not violate any United States or state securities laws, and the time periods for the Company’s compliance with its obligations set forth in Section 2 shall be tolled until such Holder provides the Company with such other representations.

(b) The Holder, by acceptance of this Warrant, understands that the Warrant Securities are characterized as “restricted securities” under the federal securities laws inasmuch as they are being or will be acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations neither this Warrant nor the shares of Common Stock issuable upon its exercise may be resold without registration under the Securities Act or under certain other limited circumstances. The Holder further agrees, by acceptance of this Warrant that it will not offer or sell this Warrant or any shares of Common Stock issued upon exercise hereof in the absence of an effective registration statement for the Warrant or such shares of Common Stock, as applicable, under the Securities Act and such state or other laws as may be applicable, or receipt by the Company of a written opinion of counsel (provided that such counsel, and the form and substance of such opinion are reasonably satisfactory to the Company) that such registration is not required; provided, however that no such opinion shall be required in connection with (i) a transaction pursuant to Rule 144 in which the Holder provides the Company with certifications reasonably requested by the Company regarding compliance with the terms and provisions of Rule 144 or (ii) a distribution of any Warrant Securities to an Affiliate of the Holder, so long as such Affiliate does not pay any consideration in connection with such distribution (other than issuance of equity interests in such Affiliate) and the Holder provides the Company with certifications reasonably requested by the Company in connection therewith. Furthermore, it is agreed that each Warrant and any shares of Common Stock will include the appropriate variant of the following legend:
[THE SHARES OF STOCK EVIDENCED BY THIS CERTIFICATE HAVE] [THIS WARRANT HAS] NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES ACT OF ANY STATE. [THE SHARES][THIS WARRANT] MAY NOT BE OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND SUCH STATE OR OTHER LAWS AS MAY BE APPLICABLE, OR RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.
The Holder of this Warrant and/or any Common Stock issued upon exercise hereof shall be entitled to receive, without expense to such Holder, a new certificate or Warrant, as the case may be, not bearing the above restrictive legend if (1) the Warrant Securities represented thereby shall have been effectively registered under the Securities Act and sold by the Holder thereof in accordance with such registration, (2) such Warrant Securities shall have been sold without registration under the Securities Act in compliance with Rule 144, as certified in writing by the Holder to the Company, or (3) the Company is reasonably satisfied that the Holder of such Warrant Securities shall, in accordance with the terms of Rule 144, be entitled to sell such Warrant Securities pursuant thereto without any restriction or limitation and without satisfaction of any current public information requirement thereunder.
(c) Register. The Company shall maintain, at the principal office of the Company, a register for the Warrants, in which the Company shall record the name and address of the Person in whose name a Warrant has been issued, as well as the name and address of each transferee and each prior owner of such Warrant. Within 10 days after the Holder shall by written notice request the same, the Company will deliver to such Holder a certificate, signed by one of its officers, listing the name and address of every other Holder of this Warrant, as such information appears in said register at the close of business on the day before such certificate is signed.

(d) Warrants Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the Holder at the office or agency of the Company referred to in paragraph 6(c), for new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares which may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of shares as shall be designated by the Holder at the time of such surrender.
(e) Cancellation; Payment of Expenses. Upon the surrender of this Warrant in connection with any exchange, transfer or replacement, this Warrant shall be promptly cancelled by the Company. The Company shall pay all taxes (other than transfer taxes) and all other expenses and charges payable in connection with the preparation, execution and delivery of Warrants.
7. Notices. All notices, requests and other communications required or permitted to be given or delivered to the Company or the holders of Warrants shall be in writing, and shall be deemed properly given if hand delivered or sent by overnight courier with adequate evidence of delivery or sent by registered or certified mail, return receipt requested and, if to a Warrant holder, at such Warrant holder’s address as shown on the books of the Company or its transfer agent, and if to the Company at:
With a copy (for informational purposes only) to:
USD Energy
9880 Magnolia Avenue
Suite 176
Santee, CA 92071
or such other addresses or Persons as the recipient shall have designated to the sender by written notice given in accordance with this Section. Any notice, request or other communication hereunder shall be deemed given when delivered in person, on the next business day after being sent by overnight courier, or on the second business day after being sent by registered or certified mail.
8. Governing Law. This Warrant shall be construed in accordance with and governed by the laws of the State of Illinois without regard to the principles of conflicts of laws, except as to matters of corporate law which shall be governed by the General Corporation Law of the State of Delaware, as then in effect.
9. Remedies and Limitation of Liability.

(a) The Company stipulates that the remedies at law of the Holder in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.
(b) No provision hereof, in the absence of affirmative action by the Holder to purchase Common Stock upon the exercise of this Warrant, and no enumeration of the rights or privileges of the Holder shall give rise to any liability of a Holder for the Warrant Price or any other amounts.
10. Miscellaneous.
(a) Amendments. The Warrants and any provision hereof may be amended or waived only by an instrument in writing signed by the holders of Warrants representing the right to purchase a majority of the shares of Common issuable upon full exercise of all then outstanding Warrants (the “Majority Holders”), and, if it is to be bound thereby, by the Company; and each Holder shall be bound by any such amendment or waiver so approved by the Majority Holders.
(b) Descriptive Headings. The descriptive headings of the several paragraphs of this Warrant are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.
10. Definitions. For the purposes of this Warrant the following terms have the following meanings:
“Change of Control” with respect to the Company shall be deemed to occur on the earliest to occur of:
“Change of Control Transaction” shall mean, with respect to any party,
(i) a merger or consolidation in which such party is a constituent party or a subsidiary of such party is a constituent party and such party issues voting securities pursuant to such merger or consolidation, but excluding any such merger or consolidation involving such party or a subsidiary in which the voting securities of such party outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for units of membership interests that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (A) the surviving or resulting entity or (B) if the surviving or resulting entity is a wholly owned subsidiary of another entity immediately following such merger or consolidation, the parent entity of such surviving or resulting entity (provided that, for the purpose of this clause (1), all voting securities issuable upon exercise of stock options outstanding immediately prior to such merger or consolidation or upon conversion of convertible securities (as defined herein) outstanding immediately prior to such merger or consolidation shall be deemed to be outstanding immediately prior to such merger or consolidation and, if applicable, converted or exchanged in such merger or consolidation on the same terms as the actual outstanding voting securities are converted or exchanged);

(ii) any transfer (whether by merger, consolidation or otherwise), in one transaction or a series of related transactions, to any person or entity or “group” (as defined for purposes of Section 13(v) of the Securities Exchange Act of 1934), of such party’s outstanding securities possessing 50% or more of the outstanding voting power of all then outstanding voting securities of such party (except for any such person or entity in which the holders of 100% of the voting securities of such party immediately prior to such transaction hold more than 50% of the voting rights of such transferee entity on account of their equity interests in such party);or
(iii) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by such party or any one or more of the subsidiaries of such party of all or substantially all the assets of such party and its subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of such party if substantially all of the assets of such party and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of such party.
“Common Stock” shall mean the Company’s Common Stock, $.01 par value, and any stock into which such stock may hereafter be changed.
“Market Value” with respect to the Common Stock shall mean (i) if the Common Stock is traded on a securities exchange or the NASDAQ Global Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange or market over the thirty (30) trading day period ending three (3) days prior to the date of determination; (ii) if the Common Stock is actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the thirty (30) trading day period ending three (3) days prior to the closing of such transaction; or (iii) if there is no active public market for the Common Stock, the value shall be the fair market value thereof, as determined by the Board acting in good faith.
“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization or a government or any department or agency thereof or any other legal entity.
“Securities Act” shall mean the Securities Act of 1933, as amended prior to or after the date hereof, or any federal statute or statutes which shall be enacted to take the place of such Act, together with all rules and regulations promulgated thereunder.
“Trading Day” means any day on which the Common Stock is traded on its principal market; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade, or actually trades, on such exchange or market for less than 4.5 hours.
“Warrants” shall mean this Warrant, and any Warrants issued in substitution or replacement thereof, including without limitation, upon a permitted transfer hereof.
“Warrant Price” shall mean $0.02 per share, subject to adjustment pursuant to the provisions of Section 4 hereof.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and issued on the date set forth below.

Dated: December 20, 2010	USD ENERGY CORP.
By:
		Name:	Trisha Malone
		Title:	Chief Executive Officer

SUBSCRIPTION FORM
[To be executed only upon exercise of Warrant]
The undersigned registered owner of the attached Warrant irrevocably exercises such Warrant for the purchase of  _____  Shares of Common Stock of  _____  and herewith makes payment therefor, all at the price and on the terms and conditions specified in such Warrant, and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to  _____  whose address is  _____  and, if such shares of Common Stock shall not include all of the shares of Common Stock issuable as provided in such Warrant, that a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable hereunder be delivered to the undersigned.

The Warrant Price with respect to the shares of Common Stock is being paid by:
_____ Wire Transfer in the amount of $ _____

_____ Bank certified, treasurer’s or cashier’s check in the amount of $ _____

_____ Cashless exercise

(Name of Registered Owner)

(Signature of Registered Owner)

(Street Address)

(City) (State) (Zip Code)
NOTICE:	The signature on this subscription must correspond with the name as written upon the face of the attached Warrant in every particular, without alteration or enlargement or any change whatsoever.

EXHIBIT A
Milestones and Vesting
250,000 shares vest upon the beginning of exploration of the company’s Casuto Wash properties
250,000 shares vest upon the completion of exploration of the company’s Casuto Wash properties
250,000 shares vest upon the results of exploration of the company’s Casuto Wash properties
1,750,000 shares vest upon execution of a Joint Venture Agreement between the company and Freeport-McMoran Copper & Gold, Inc. or any of its associated companies for the mining of gold on the company’s properties.
1,500,000 shares vest upon the first capital financing or funding either directly or indirectly introduced to the company through the efforts of the Holder or with the Holder’s assistance
1,500,000 shares vest upon the second capital financing or funding either directly or indirectly introduced to the company through the efforts of the Holder or with the Holder’s assistance
1,500,000 shares vest upon the third capital financing or funding either directly or indirectly introduced to the company through the efforts of the Holder or with the Holder’s assistance

EXHIBIT B
Registration Rights
1)
Registration. If the Corporation at any time proposes or is required to resister any of its equity securities under the Securities Act or any applicable state securities or blue sky laws, it will each such time give written notice to all Holders of this Warrant and the Warrant Stock, as the case may be, of its intention so to do. Upon the written request of any such Holder given within 20 days after receipt of any such notice and upon the receipt of all required consents, if any, from the Corporation’s securityholders, the Corporation will use its best efforts to cause all such Warrant Stock which such Holders shall have requested be registered to be registered under the Securities Act and any applicable state securities or blue sky laws all to the extent requisite to permit the sale or other disposition by such Holders of the Warrant Stock so registered.

2)
Registration Procedures. Whenever the Corporation is required to use its best efforts to effect the registration of any Warrant Stock under the Securities Act, the Corporation will, as expeditiously as possible (in each case, upon the same terms and conditions the Corporation is otherwise required to effect such registration by the Persons so demanding such registration):

(a)
prepare and file with the Securities and Exchange Commission a Registration Statement with respect to such Securities to be registered and use its best efforts to cause such Registration Statement to become and remain effective for a period of not less than one year, provided that before filing a Registration Statement or Prospectus or any amendments or supplements thereto, the Corporation will furnish to counsel for the Holders of such Securities included in such Registration Statement copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel,

(b)
prepare and file with the Securities and Exchange Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for a period of not less than one year and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Securities covered by such Registration Statement during such period in accordance with the intended method or methods of disposition by the Holders thereof set forth in such Registration Statement,

(c)
furnish to each Holder of Securities to be included in such Registration Statement such number of copies of such Registration Statement, each amendment and supplement thereto, the Prospectus included in the Registration Statement (including each preliminary Prospectus), and such other documents, as such Holder may reasonably request in order to facilitate the public sale or other disposition of the Securities owned by such Holder,

(d)
use every reasonable effort to register or qualify all the Securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions as each Holder shall reasonably request, and do any and all other acts and things which may be necessary under such securities or blue sky laws to enable such Holder to consummate the public sale or other disposition in such jurisdiction of the Securities owned by such Holder covered by such Registration Statement, provided, however, that the Corporation shall not be required to (i) qualify to do business as a foreign corporation in any jurisdiction wherein it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction,

(e)
notify each Holder of Securities included on such Registration Statement at any time when a Prospectus relating to the Securities of such Holder covered by such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the Statements therein not misleading, and at the request of any such Seller, prepare a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of the Securities covered by such Registration Statement, such Prospectus will nor contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading,

(f)	cause all such Securities covered by such Registration Statement to be listed on each securities exchange on which Securities of the same class are then listed,
(g)	provide a transfer agent and registrar for Common not later than the effective date of such Registration Statement,
(h)
enter into such customary agreements (including an underwriting agreement in customary form) and take all such other actions as the Holders of at least a majority of the Securities included in such Registration Statement pursuant to the provisions of this Agreement or underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Securities (including, without limitation, effecting a stock split or a combination of shares),

(i)
make available for inspection by any Holder of Securities included in such Registration Statement, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by any such Holder who is the Holder of at least 5% of the Securities included in such registration or underwriter, all financial and other records, pertinent corporate documents and properties of the Corporation, and cause the Corporation’s officers, directors and employees to supply all information reasonably requested by any such Holder of Securities included in such Registration Statement, underwriter, attorney, accountant or agent in connection with such Registration Statement, and

(j)
obtain a cold comfort letter from the Corporation’s independent public accountants and/or a legal opinion letter from the Corporation’s counsel in customary form and covering such matters of the type customarily covered by cold comfort letters or legal opinion letters, as the case may be, as the underwriters or the Holders of at least a majority of the Securities included in such Registration Statement reasonably request.

3)
Registration Expenses. To the fullest extent allocable under applicable state securities and blue sky laws, all expenses incurred in effecting a registration provided for herein, including, without limitation, all registration and filing fees, printing expense, fees and disbursements of counsel for the Corporation, underwriting expenses other than underwriting discounts and commissions, expenses of any audits incident to or required by any such registration and expenses of complying with the securities or blue sky laws of any jurisdictions pursuant hereto, shall be borne and paid by the Corporation. The fees and disbursements of any one or more law firms who shall be serving as counsel or the Holders of the Warrant Stock shall be borne solely by the Holders of the Warrant Stock.

4)	Indemnification.
(a)
By the Corporation. In the event of any registration of any of its Securities under the Securities Act as effected pursuant to this Warrant, the Corporation, to the extent permitted by law, shall indemnify and hold harmless the Holders of all Warrant Stock included in such Registration Statement, each underwriter (as defined in the Securities Act), each other Person who participates in the offering of such Securities, and each other Person, if any, who controls (within the meaning of the Securities Act) such Holder of Warrant Stock, underwriter or participating Person, against any losses, claims, damages or liabilities, joint or several, to which such Holder, underwriter, participating Person, or controlling Person may become subject under the Securities Act or any other statute or at common law, in so far as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (1) any alleged untrue statement of any material fact contained, on the effective date thereof, in any Registration Statement under which such Securities were registered under the Securities Act, any preliminary Prospectus or final Prospectus contained therein, or any summary Prospectus issued in connection with any Securities being registered, or any amendment or supplement thereto, or (2) any alleged omission to state in any such document a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each such Seller, or any such underwriter, participating Person or controlling Person for any legal or other expenses reasonably incurred by such Holder, underwriter, participating Person or controlling Person in connection with investigating or defending any such loss, damage, liability or action, provided, however, that the

Corporation shall not be liable to any Holder, or any such underwriter, participating Person, or controlling Person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any alleged untrue statement or alleged omission made in such Registration Statement, preliminary Prospectus, summary Prospectus, Prospectus, or amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Corporation by such Holder, specifically for use therein; and, provided, further that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any untrue statement, alleged untrue statement, omission or alleged omission made in any preliminary Prospectus, final Prospectus, supplement or amendment, but eliminated or remedied in the final Prospectus or subsequent supplements and amendments, as the case may be, such indemnity agreement shall not inure to the benefit of the indemnified Person if the Person asserting any loss, claim, damage of liability if such Person had an obligation to deliver a copy of the materials eliminating or remedying the untrue statement or omission to the persons who purchased the securities and failed to do so.
(b)
By Holders of Warrant Stock. Each Holder of Warrant Stock, by acceptance thereof, severally and not jointly, indemnifies and holds harmless each other Holder of Warrant Stock and/or the Corporation, its directors and officers, each underwriter (as defined in the Securities Act), and each other Person, if any, who controls (within the meaning of the Securities Act) the Corporation, any underwriter or any Holder, against any losses, claims, damages, or liabilities, joint or several, to which any such other Holder, the Corporation, any such director or officer, any such underwriter, or any such Person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any alleged untrue statement of any material fact contained, on the effective date thereof, in any Registration Statement under which Warrant Stock is registered under the Securities Act at the request of such Holder, any preliminary Prospectus or final Prospectus contained therein, or any summary Prospectus issued in connection with any such Securities being registered, or any amendment or supplement thereto, or (ii) any alleged omission to state in any such document a material fact required to be stated therein or necessary to make the statements therein not misleading, in either case to the extent, and only to the extent, that such alleged untrue statement or alleged omission was made in such Registration Statement, preliminary Prospectus, summary Prospectus, Prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Corporation by such Holder specifically for use therein, and then only to the extent that such alleged untrue statements or alleged omissions by such Holder were not based on the authority of an expert as to which such Holder had no reasonable ground to believe, and did not believe, that the statements made on the authority of such expert were untrue or that there was an omission to state a material fact. Notwithstanding the foregoing provisions of this Section 11(b), no Holder shall be required to pay under such provisions an amount in excess of the proceeds received by such Holder in payment for the Securities sold by such Holder pursuant to the Registration Statement.

(c)
Indemnification similar to that specified herein shall be given by the Corporation and each Holder of Warrant Stock (with such modifications as shall be appropriate) covered by any registration or other qualification of Securities under any federal or state securities law or regulation other than the Securities Act with respect to any such registration or other qualification effected pursuant to this Agreement.

(d)
Procedure. Any Person which proposes to assert the right to be indemnified hereunder shall, promptly after receipt of notice of commencement of any action, suit or proceeding against such Person in respect of which a claim is to be made against an indemnifying Person hereunder, notify each such indemnifying Person of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. The indemnifying Person shall have the right to investigate and defend any such loss, claim, damage, liability or action and to employ separate counsel in any such, action and to control the defense thereof. The Person claiming indemnification shall have the right to employ separate counsel in any such action and to control the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the Person against whom indemnification is sought; provided, however, that notwithstanding the foregoing, in any case when indemnification is sought against the Corporation and (i) the Person seeking indemnification has been advised by counsel that its defenses may be different from those of the Corporation or (ii) the indemnifying person has not proceeded in a timely manner to effect such defense, then the reasonable fees and expenses of counsel for such Person shall be paid by the Corporation and the indemnified Person shall have the right to control the defense of such action, suit or proceeding. In no event shall a Person against whom indemnification is sought hereunder be obligated to indemnify any Person for any settlement of any claim or action effected without the indemnifying Person’s or Corporation’s consent, as the case may be.

(e)
Survival. The indemnification Provided for hereunder will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of Securities.

5)
Participation in Underwritten Registrations. No Person may participate in any underwritten registration hereunder unless such Person (i) agrees to sell such Person’s Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided, however that no Holder of Warrant Stock shall be required to make any representations or warranties or to provide information in the Registration Statement relating to such registration except, in either case, with respect to itself and its intended method of disposition of Warrant Stock.